EXHIBIT 32



      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Mark W. Jaindl, Chief Executive Officer and Harry C. Birkhimer, Chief Financial Officer of American Bank Incorporated (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the report on Form 10-QSB of the Company for the quarter ended September 30, 2006 and that:

          (1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.



Date: November 14, 2006

                                                     /s/ MARK W. JAINDL
                                                     ---------------------------
                                                     Mark W. Jaindl,
                                                     Chief Executive Officer


Date: November 14, 2006
                                                     /s/  HARRY C. BIRKHIMER
                                                     ---------------------------
                                                     Harry C. Birkhimer,
                                                     Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to American Bank Incorporated and will be retained by American Bank Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.